As filed with the Securities and Exchange Commission on February 3, 2003

                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              NOBILITY HOMES, INC.
             (Exact Name of registrant as specified in its charter)

         Florida                                         59-1166102

(State or other jurisdiction                (I.R.S. Employer Identification No.)
    of incorporation)

            3741 S.W. 7th Street, P.O. Box 1659, Ocala, Florida 34478
               (Address of principal executive offices) (zip code)

                              NOBILITY HOMES, INC.
                           401(k) PROFIT SHARING PLAN
                            (Full title of the Plan)

                                Terry E. Trexler
                                    President
                              Nobility Homes, Inc.
                              3741 S.W. 7th Street
                                  P.O. Box 1659 Ocala, Florida 34478
                     (Name and address of agent for service)

                                 (352) 732-5157
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                              Linda Y. Kelso, Esq.
                                 Foley & Lardner
                                200 Laura Street
                           Jacksonville, Florida 32202
                                 (904) 359-2000


                         Calculation of Registration Fee
--------------------------------------------------------------------------------------------------------------------
        Title of each                                     Proposed             Proposed
          class of                                        Maximum               maximum
      securities to be            Amount to be         offering price          aggregate            Amount of
         registered               registered(1)         per share(2)       offering price(2)   registration fee(2)
--------------------------------------------------------------------------------------------------------------------
        Common Stock,
       $0.01 par value               100,000               $8.845              $884,500               $81.37
--------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described above.

(2) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for Nobility Homes, Inc. Common Stock on the Nasdaq National Market on January 27, 2003.

                                     PART I
                                     ------

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
              ----------------------------------------------------

         The document or documents containing the information specified in Part 3 are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II
                                     -------

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT
                 ----------------------------------------------

Item 3.         Incorporation of Documents by Reference.

         The following documents filed by Nobility Homes, Inc. (the "Company") with the Commission are hereby incorporated herein by reference (Commission File No. 333-09857):

                (a) The Company's Annual Report on Form 10-K for the year ended November 2, 2002;

                (b) The description of the Company's Common Stock, par value $0.01 per share, set forth under the caption "Description of Capital Stock" on Form S-3 (No. 333-09857) filed under the Securities Act of 1933; and

         All documents subsequently filed by the Company or the Nobility Homes, Inc. 401(k) Profit Sharing Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock being offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold shall be deemed incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.         Description of Securities.

         Not Applicable.

Item 5.         Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.         Indemnification of Directors and Officers.

         The Florida Business Corporation Act (the "Florida Act") permits a Florida corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances.

         The registrant's Bylaws provide that the registrant shall indemnify directors and executive officers to the fullest extent now or hereafter permitted by the Florida Act.

Item 7.         Exemption from Registration Claimed.

         Not Applicable.

Item 8.         Exhibits.

         The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.

         The undersigned Registrant has submitted the Nobility Homes, Inc.
(401k) Profit Sharing Plan as amended, to the Internal Revenue Service "IRS" in a timely manner and has made and will make all changes required by the IRS in order to qualify such plan under Section 401 of the Internal Revenue Code of 1986, as amended (the "IRC").

Item 9.         Undertakings

         The undersigned hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the Articles of Incorporation or Bylaws of the registrant or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by the director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ocala, State of Florida, on January 17, 2003.

                                       NOBILITY HOMES, INC.


                                       By           /s/ Terry E. Trexler
                                         ---------------------------------------
                                           Terry E. Trexler, Chairman of the
                                           Board of Directors, President and
                                           Chief Executive Officer


                            SPECIAL POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears on the signature page to this registration statement constitutes and appoints Terry E. Trexler and Thomas W. Trexler, and each or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any amendment or registration statement filed pursuant to Rule 462, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Date: January 17, 2003                 /s/ Terry E. Trexler
                                       -----------------------------------------
                                       Terry E. Trexler, Chairman of the Board
                                       of Directors, President and Chief
                                       Executive Officer

Date: January 17, 2003                 /s/ Thomas W. Trexler
                                       -----------------------------------------
                                       Thomas W. Trexler, Executive Vice
                                       President (Principal Financial Officer)

Date: January 17, 2003                 /s/ Lynn J. Cramer
                                       -----------------------------------------
                                       Lynn J. Cramer, Jr., Treasurer (Principal
                                       Accounting Officer)

Date: January 17, 2003                 /s/ Richard C. Barberie
                                       -----------------------------------------
                                       Richard C. Barberie, Director

Date: January 17, 2003                 /s/ Robert P. Holliday
                                       -----------------------------------------
                                       Robert P. Holliday, Director

Date: January 17, 2003                 /s/ Robert Saltsman
                                       -----------------------------------------
                                       Robert P. Saltsman, Director

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Nobility Homes, Inc. 401(k) Profit Sharing Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Orlando, and the State of Florida, on this 18th day of January, 2003.

                                       NOBILITY HOMES, INC. 401(k) PROFIT
                                       SHARING PLAN

                                       By:  SUNTRUST BANK, CENTRAL FLORIDA,
                                            N.A., as trustee of the
                                            Nobility Homes, Inc. 401(k) Profit
                                            Sharing Plan


                                            By:     /s/ Robin Lyn O'Connor
                                               ---------------------------------
                                            Name:    Robin Lyn O'Connor
                                            Title:   Trust Officer

                                  EXHIBIT INDEX

4        Nobility Homes, Inc. 401(k) Profit Sharing Plan

23       Consent of PricewaterhouseCoopers LLP

24 Power of Attorney relating to subsequent amendments (included on the signature page of this Registration Statement.)